Exhibit 10.1
DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT ("Agreement") is made and entered into in duplicate this 1st day of May 2015 (the "Effective Date"), by and among EOS Inc., a Nevada corporation (the "Distributor"), and A.C. (USA) Inc., a California corporation (the "Company").

RECITALS

A.  The Distributor is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Nevada, with the corporate power to own property and carry on its business as that business in now being conducted.
B.  The Company is a corporation duly organized, validly existing and in good standing pursuant to the laws of California, with the corporate power to own property and to carry on its business as that business is now being conducted.
C.  The Company is engaged in the business of manufacturing and selling those certain skin care products which are specified more particularly on that schedule attached to this Agreement marked "Schedule A" and the provisions of which, by this reference, are made a part of this Agreement, as though specified completely and specifically at length in this Agreement (the "Products").
D.  The Company desires to grant to the Distributor, and the Distributor desires  to acquire from the Company, the exclusive right to develop a demand for, market, promote, sell and  distribute the Products in the Territory (hereinafter defined), on the terms and subject to the  conditions specified in this Agreement.

NOW, THEREFORE, BASED UPON THE FOREGOING RECITALS, WHICH, BY THIS REFERENCE, ARE MADE A PART OF THIS AGREEMENT PROPER, AND IN CONSIDERATION OF THE MUTUAL PROMISES, COVENANTS AND UNDERTAKINGS HEREIN CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY, THE PARTIES HERETO AGREE WITH EACH OTHER AS FOLLOWS:

ARTICLE I
DISTRIBUTORSHIP

Section 1.1  Appointment.   a. The Company grants to the Distributor the exclusive right, to promote, market, distribute, and sell the Products in that geographic area described more particularly in that schedule attached to this Agreement marked "Schedule B" and the provisions of which, by this reference, are made a part of this Agreement, as though specified completely and specifically at length in this Agreement. The geographic area so described, and as may be subsequently enlarged, reduced, or otherwise changed in area with the mutual consent of the parties hereto, shall be referred to in this Agreement as the "Territory."
b. During the Term, the Company shall not appoint any other or different person to develop demand for, promote, market, distribute, or sell the Products in the Territory.

Section 1.2  Acceptance.  The Distributor accepts the grant of authority from Company to develop demand for, promote, market, sell and distribute the Products within the Territory.

Section 1.3   Term.  The initial term of this Agreement shall continue for a period of 5 years from the Effective Date, unless terminated earlier as specified hereinafter.  This Agreement may be renewed by the Distributor for succeeding terms of 5 years each, unless the Company gives notice to the Distributor at least 90 days prior to the expiration of any term of this Agreement of the Company's intention not to renew this Agreement. The "Term" as used in this Agreement shall mean the entire period of appointment by the Company to the Distributor of those rights specified by the provisions of Section 1.1 of this Agreement.

ARTICLE II
OPERATIONS

Section 2.1  Acceptance of Orders and Filling Thereof.
a. All orders the Company receives from the Distributor for the Products are subject to acceptance by the Company.
b. The Company shall use its best efforts to fill orders solicited by the Distributor as promptly as practicable. In all cases, the Company shall use its best efforts to advise the Distributor in advance of any inability to make full and timely delivery of any Product which the Distributor has ordered and the reasons therefor.

Section 2.2 Price and Payment.
a. The Company shall sell to the Distributor the Products at the net prices specified more completely on that schedule attached to this Agreement marked "Schedule A" and the provisions of which, by this reference, are made a part of this Agreement, as though specified completely and specifically at length in this Agreement.  Those prices include packaging, normal marks, freight, loading and customs charges.
b. The Company may change those prices in the normal course of its business.
c. Those prices shall be in U.S. Dollars (US$).
d. The Distributor shall pay the Company for the Products pursuant to those terms and conditions specified more particularly on that schedule attached to this Agreement marked "Schedule C" and the provisions of which, by this reference, are made a part of this agreement, as though specified completely and specifically at length in this Agreement.

Section 2.3                          Distributor's Efforts.  The Distributor shall use its best efforts to promote demand for and sale of the Products and shall maintain adequate facilities and sales personnel for that purpose.

Section 2.4  Appointment of Dealers, Salesmen and Other Representatives.  The Distributor shall work and develop the Territory to the satisfaction of the Company and, in doing so, shall appoint dealers, sales agents, or other representatives to sell the Products in the Territory.

Section 2.5   Improvements. If the Company makes any improvement(s) in any of the Products, the Company shall promptly advise the Distributor of such improvements and provide full and complete information and details with respect thereto, as all such improvements shall be made available to customers solicited by the Distributor. The Company shall use its best efforts to maintain and enhance the quality, usefulness, and acceptance of the Products.

Section 2.6  Freight Charges.  The Company shall pay freight charges for delivery of the Products to the Distributor or to the Distributor's purchaser.  The freight policies of the Company are specified more particularly on that schedule attached to this Agreement marked Schedule "D" and the provisions of which, by this reference, are made a part hereof as though specified completely and specifically at length in this Agreement.

Section 2.7  Supplies and Deliveries.
a. The Company shall deliver the Products ordered by the Distributor to that location or locations determined by the Distributor.  No later than 24 hours after each shipment of Products, the Company shall inform the Distributor of such shipment, including the Products shipped and anticipated delivery date.  The Company shall deliver the Products ordered by the Distributor in such quantities as the Distributor shall designate.  The Company will ship and deliver products ordered by the Distributor no later than 10 days after the date of such order.
b. The Company shall maintain sufficient inventory and supplies to enable it to fulfill and shall stand ready to deliver promptly all Products ordered by the Distributor. The Company shall furnish to the Distributor such information relating to the delivery of the Products as the Distributor may reasonably require.

Section 2.8  Return of Products for Credit.
a. Subject to the provisions of Subsection b of this section, unless the Company shall have authorized or permitted the return of any Products, the Company shall not be obligated to accept any Products, nor make any exchange thereof, nor to credit the Distributor therefor.
b. Except in the case of damage or defect attributable to the Company, the Distributor shall not make any claim against the Company for any damaged or defective Product.

Section 2.9  Common Carriers Agents of the Distributor.  Whenever the Company shall deliver or cause to be delivered to a common carrier any Products ordered by the Distributor, whether or not the particular carrier shall have been designated in the shipping or routing instructions of the Distributor, the Distributior shall not be responsible for any delays or damages in shipment, and the common carrier shall be and hereby is, the agent of the Company.

Section 2.10  Right to Use Name.
a. Subject to the provisions of Subsection b of this section, the Distributor may use those names applied to the Products by the Company in any promotion or advertising of the Products.
b. Upon the termination of this Agreement, or upon request of the Company, the Distributor shall discontinue use of each such name in any promotion or advertising and thereafter shall not use any such name directly or indirectly in connection with the business of the Distributor, nor use any other name, title, or image so resembling any such name, title or image that it would probably cause confusion or uncertainty or deceive the public.

Section 2.11   The Company Assistance in Training. The Company shall, as reasonably requested by the Distributor, (1) render advice to the Distributor in connection with the Distributor's marketing, promotion, sale, and distribution of the Products, (2) familiarize the Distributor with the Products, and (3) render assistance to the Distributor in training the Distributor's employees and representatives, if any, in connection with the Products. The Company shall provide support and assistance by email or other electronic means as determined by the Company free of charge to the Distributor.

Section 2.12    Licenses.   Any and all export and similar licenses required for delivery of the Products shall be obtained by the Company.

Section 2.13     Inspection and Quality.
a. The quantity of all Products ordered by the Distributor shall be measured and determined both before and after loading.
b. Quality analysis of the Products ordered by the Distributor shall be based upon samples.  Acceptance of any and all Products ordered by the Distributor shall be made no later than 20 days from the date of delivery of those Products at the facilities of the final purchaser of those Products.

ARTICLE III
COMPANY'S COVENANTS, REPRESENTATIONS, AND WARRANTIES

The Company covenants, represents, and warrants to the Distributor the following, which are deemed to be material covenants, representations and warranties by the Company, and which are made to induce the Distributor to enter into and execute this Agreement.

Section 3.1  Sales Promotion Campaigns.  At such times as the Company conceives and institutes any campaigns for the promotion, marketing, sale or distribution of the Products, the Company shall make available to the Distributor, at the Company's cost, any and all sales literature used in the marketing, sale, promotion and distribution of the Products; provided, however, the Distributor shall pay the cost of printing on such sales literature the name, address, and telephone number, and website address of the Distributor and any other information the Distributor desires to be imprinted on such sales literature not printed by the Company.

Section 3.2  The Distributor's Advertising.  The Distributor may perform advertising activities in the Territory to promote sales of the Products.

Section 3.3  Trademarks and Copyrights.  The Company has not infringed, and is not now infringing, on any trade name, trademark, service name, service mark, patent, or copyright belonging to any other person.  The Company is not a party to any legal action, whether as a manufacturer, distributor, licensor, licensee or otherwise, with respect to any trade names, trademarks, service names, service marks, copyrights, patents or applications therefor which pertain to the Company's name or the Products.

Section 3.4  Defense and Protection of Trade Name Copyright and Patent; Indemnification (a)  In the event the Company's trade name, or the Products is alleged to infringe or mislead another's name copyright, patent, or product and the Distributor is thereby prohibited from using the Company's trade name or marketing and distributing the Products, or the Distributor is challenged in a court of competent jurisdiction or by arbitration to cease and desist using the Company's trade name or the Products or to pay damages for use of the Company's trade name or the Products, the Company, at its sole expense, shall defend against any such challenge and procure for the Distributor the right to use the Company's trade name and market and distribute the Products.  Each party shall notify the other of any alleged infringement or challenge to the Company's trade name or the Products that comes to such party's attention.  If the Company fails to defend against any such challenge, the Distributor, in the Distributor's sole and absolute sole discretion, may defend against such challenge.  In the event the Distributor does accept the obligation to defend and preserve the integrity of the Company's trade name or the Products pursuant to this section, the Distributor shall have an offset of any money due and owing the Company from Distributor in the amount equal to the costs and fees incurred by the Distributor in such defense and preservation.
(b)The Company shall be solely responsible for the performance of the Products and for the protection of the Company's trade names, service marks, trademarks, patents, copyrights, and service names.  The Company assumes all responsibility for, and shall pay all liabilities and expenses relating to, the Products, trade names, service marks, patents, copyrights, trademarks and service names.

(c)The Company shall indemnify and hold the Distributor free and harmless from and against any and all claims, liabilities, losses, costs, expenses, or damages howsoever caused by reason of the Products (whether or not defective) or any act of omission or commission of the Company, including, but not limited to, any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property, and for infringement of any rights or other rights of third parties, and for any violation of municipal, state, federal or similar laws or regulations governing the Products, or the sale of the Products, which may result from the sale, marketing, promotion, or distribution by the Distributor of the Products.

Section 3.5  Authority To Execute This Agreement.  The Company has the right and power to enter into, execute, and deliver this Agreement and to grant the rights and privileges granted herein, and the Company shall indemnify and hold the Distributor free and harmless from any liability incurred in any dispute regarding those rights and privileges.  The Company shall indemnify and hold the Distributor free and harmless from and against any and all claims, damages, liabilities, costs and expenses, including attorneys' fees and court costs, because of any claim by any person resulting from the permitted exercise by the Distributor of the rights and privileges granted in this Agreement; provided, however, the Distributor shall notify the Company promptly, in writing, of any claim or litigation to which this indemnity applies.

Section 3.6  No Conflicting Agreement.  To the Company's best knowledge, there are no provisions of any existing agreement to which the Company is a party which materially affect the rights and privileges granted in this Agreement, or which would conflict with, or in any way prevent, the execution, delivery or performance by the Company of the terms, conditions and provisions of this Agreement.

Section 3.7  Full Disclosure.  Neither this Agreement nor any exhibit, document, brochure, memorandum or instrument furnished to the Distributor pursuant to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements therein or herein not misleading.

Section 3.8  Compliance with Law.  The Company has complied in all material respects with, and has not been cited for any violation of, any provincial or similar laws or regulations.

Section 3.9  Warranty of Products. The Company shall furnish to the Distributor the Company's standard warranties regarding the Products, as such warranties are established by the Company from time to time.  The Company shall be solely responsible for the design, development, supply, production, and performance of the Products.

Section 3.10 Survival.  The covenants, representations and warranties made by the Company in this Agreement are true and correct and shall survive the termination of this Agreement.

ARTICLE IV
DISTRIBUTOR'S COVENANTS, REPRESENTATIONS, AND WARRANTIES

The Distributor covenants, represents and warrants to the Company the following, which are deemed to be material covenants, representations and warranties by the Distributor, and are made to induce the Company to enter into and execute this Agreement.

Section 4.1  Right and Ability to Perform.  The Distributor has the right to enter into, execute, and deliver this Agreement and to perform the Distributor's obligations evidenced by the provisions of this Agreement.  The Distributor possesses the facilities and ability to promote the sale and distribution of the Products in the Territory.

Section 4.2 Prohibited Conduct. The Distributor shall not, in connection with the marketing and distribution of the Products, send or caused to be sent any unsolicited email (spam), including, but not limited to, news group postings, regarding the Products.

Section 4.3 Distributor's Website. The Company is not responsible for the operation or maintenance of the Distributor's website. The Distributor shall not allow any of its websites to contain any information or data regarding the Products which is not approved by the Company in writing prior to use by the Distributor.

Section 4.4  Property Rights. Any and all intellectual properties, including, but not limited to, all ideas, websites, graphics, interfaces, codes, scripts, and arrangements, concepts, themes, computer programs or parts thereof, documentation or other literature, or illustrations, or any components thereof, conceived, developed, written, or contrived by the Company, either individually or in collaboration with others, shall belong to and be the exclusive and sole property of the Company.

Section 4.5 Indemnification.  The Distributor shall indemnify and hold the Company free and harmless from and against any and all claims, damages, liabilities, costs and expenses occurring because of any breach by the Distributor of any covenant, representation, warranty or agreement made by the Distributor herein; provided, however, the Company shall promptly notify the Distributor in writing of any claim to which this indemnity applies.

Section 4.6  No Conflicting Agreement.  To the Distributor's best knowledge, there are no provisions of any existing agreement to which the Distributor is a party which would conflict with, or in any way prevent, the execution, delivery or performance by the Distributor of the terms, conditions, and provisions of this Agreement.Section 4.7  Survival.  The representations and warranties made by the Distributor in this Agreement are true and correct and shall survive the termination of this Agreement.

Section 4.7  Survival.  The representations and warranties made by the Distributor in this Agreement are true and correct and shall survive the termination of this Agreement.

ARTICLE V
TERMINATION

Section 5.1  Termination.  This Agreement shall terminate upon the occurrence of any of the following events:
(a)  Mutual consent of the parties;
(b)  The willful or permanent breach by the Distributor of the obligations of the Distributor to the Company created by the provisions of this Agreement, unless waived in writing by the Company;
(c)  The willful or permanent breach by the Company of the obligations of the Company to the Distributor created by the provisions of this Agreement, unless waived in writing by the Distributor;
(d)  The loss by the Company of legal capacity to contract;
(e)  The loss by the Distributor of legal capacity to contract;

(f)  The Distributor shall be subject to adjudication of bankruptcy or insolvency by a court of competent jurisdiction; the making by the Distributor of an assignment for the benefit of creditors pursuant to bankruptcy law; or the filing by the Distributor of a petition to accomplish any of the foregoing, unless such petition is dismissed within ninety (90) days thereafter; or
(g)  The Company shall be subject to adjudication of bankruptcy or insolvency by a court of competent jurisdiction; the making by the Company of an assignment for the benefit of creditors pursuant to bankruptcy law; or the filing by the Company of a petition to accomplish any of the foregoing, unless such petition is dismissed within ninety (90) days thereafter.

Section 5.2  Applicability of Terms After Termination.  In the event of the termination of this Agreement, any orders for the Products which the Distributor had placed previously and any other orders which may be executed within ninety (90) days subsequent to the effective date of termination shall remain valid and subject to this Agreement.

ARTICLE VI
RECORDS AND ACCOUNTING STATEMENTS AND RELATIONSHIP

Section 6.1  Maintain Records.  The Distributor shall maintain accurate and complete records of all transactions made by the Distributor regarding the Products.  The Distributor shall continuously, throughout the Term and for a period of five (5) years thereafter, retain all books, records, papers, correspondence, vouchers and contracts relating to the Products.  After the expiration of such five (5) year period, the Distributor shall retain such books, records, papers, correspondence, vouchers and contracts which relate to transactions for which money is due and payable or a dispute between the Company and the Distributor is pending.

Section 6.2  Relationship of Parties.  The Distributor is not an employee of the Company for any purpose whatsoever, but, rather, an independent contractor.  The Company is interested only in the results obtained by the Distributor, who shall have exclusive and complete control of the manner and means of performing pursuant to the provisions of this Agreement.  Neither party shall have the right to require the other party to take any action or execute any document or instrument which would jeopardize the relationship of independent contractor between the Company and the Distributor.  Any and all expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical, and general selling expenses which may be incurred by the Distributor in connection with this Agreement shall be paid completely by the Distributor, and the Company shall not be responsible or liable therefor in any way whatsoever.  The Distributor does not have, nor shall the Distributor hold itself out as having, any right, power, or authority to create any contract or obligation, either expressed or implied to, on behalf of, in the name of, or obligating the Company, or to pledge the Company's credit, or extend credit in the name of the Company unless the Company shall consent thereto in advance in writing.  The Distributor shall have the right to appoint or otherwise designate suitable and desirable salespersons, employees, agents, and representatives ("Distributor's Representatives").  The Distributor shall be solely responsible for the Distributor's Representatives and their acts.  Distributor's Representatives shall be at the Distributor's own risk, expense, and supervision, and the Distributor's Representatives shall not have any claim against the Company for salaries, commissions, items of cost, or other forms of compensation or reimbursement, and the Distributor represents, warrants and covenants that the Distributor's Representatives shall be subordinate to the Distributor and subject to each and all of the terms, conditions and provisions of this Agreement.  The Company does not have, nor shall the Company hold itself out as having, any right, power, or authority to create any contract or obligation, either expressed or implied, on behalf of, in the name of, or obligating the Distributor, or to pledge the Distributor's credit, or extend credit in the Distributor's name unless the Distributor shall consent thereto in advance in writing, and the Company shall not use the Distributor's name in any manner whatsoever without the prior written authorization of the Distributor.

Section 6.3  Indemnification. In addition to any other indemnification contemplated by this Agreement regarding indemnification, each party shall save the other party harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses, or damages howsoever caused by reason of any injury (whether to body, property,  or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of such party or any of such party's agents, employees, or other representatives, and such party shall pay any and all amounts to be paid or discharged in case of any action for any such damages or injuries.  If either party is sued in any court for damages because of any of the acts of the other party specified in this section, such other party shall defend the resulting action (or cause that action to be defended) at such other party's own expense and shall pay and discharge any judgment which may be rendered in any such action; if such other party fails or neglects to so defend in such action, the party sued may defend the same and any expenses, including, but not limited to, reasonable attorneys' fees which that party may pay or incur in defending such action and the amount of any judgment which that party may be required to pay shall be reimbursed promptly upon demand.  Nothing herein is intended, nor shall it, relieve either party for liability for that party's own act, omission, or negligence.

ARTICLE VII
GENERAL

Section 7.1  Notices.  Any and all notices permitted or required to be given under the terms of this Agreement shall be in writing and may be served by (a) registered or certified mail, return receipt requested, postage prepaid, and addressed to the party to be notified at the appropriate address specified below; (b) delivering the same in person to such party, or by prepaid telegram, addressed to the party to be notified at said address; (c) delivery by Federal Express or other similar courier service, addressed to the party to be notified at such address; or (d) facsimile machine, or email (provided that such facsimile copy or email notice is confirmed by mail or other delivery in the manner previously described).  Notice given by certified mail as aforesaid shall be deemed given and received two (2) days after mailing, whether or not actually received.  Any notice given in any other above authorized manner shall be deemed received upon actual receipt; but shall also be deemed received upon attempted delivery if such delivery is not accepted.

The addresses of the parties are as follows:

If to the Company:	A.C. (USA) Inc.
750 Stimson Avenue
City of Industry, California

If to the Distributor:	EOS Inc.
Room 1106, 11F., No. 101, Section 2,
Nanjing E. Road, Zhongshan District,
Taipei City, 104, Taiwan (Republic of China)

The address of any party may be changed by notice given in the manner provided in this section.

Section 7.2  Assignability.  Neither party shall sell, assign, transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party.  In the event of any sale, assignment, transfer or encumbrance consent to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by, the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

Section 7.3  Successors and Assigns.  This Agreement shall inure to the benefit of and obligate the parties and their respective successors and assigns.  Whenever, in this Agreement, a reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party, however, neither this section nor any other portion of this Agreement shall be interpreted to constitute a consent to any assignment or transfer other than pursuant to and in accordance with the other provisions of this Agreement.

Section 7.4 Governmental Rules and Regulations.  The provisions of this Agreement and the relationship between the parties are conditioned upon and subject to complete compliance with any and all present and future laws, statutes orders, rules, and regulations of any duly constituted authority having jurisdiction of that relationship. In that regard, each of the parties to this Agreement shall comply with any and all present in the future laws, statutes, orders, rules, and regulations of any duly constituted authority having jurisdiction of the subject matter of this Agreement, including, but not limited to, those regarding online conduct and acceptable content.

Section 7.5  Entire Agreement.  This Agreement and the schedules to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement.  Each of the parties represents, warrants and covenants that in executing this Agreement that party has relied solely on the terms, conditions and provisions specified in this Agreement.  Each of the parties additionally represents, warrants and covenants that in executing and delivering this Agreement such party has placed no reliance whatsoever on any statement, representation, warranty, covenant or promise of the other party, or any other person, not specified expressly in this Agreement, or upon the failure of any party or any other person to make any statement, representation, warranty, covenant or disclosure of any nature whatsoever.  The parties have included this section to preclude (i) any claim that any party was in any manner whatsoever induced fraudulently to enter into, execute and deliver this Agreement, and (ii) the introduction of parol evidence to vary, interpret, supplement or contradict the terms, conditions and provisions of this Agreement. Nothing specified in any schedule to this Agreement show supersede or annul the terms and provisions of this Agreement, unless matters set forth in such schedule shall explicitly so provide to the contrary, and in the event of any ambiguity in meaning or understanding among this Agreement proper and the schedules to this Agreement, the terms and provisions of this Agreement shall control and prevail in all respects.

Section 7.6                          Waiver and Modification.  No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties.  No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver.  No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

Section 7.7  Severability. In the event any portion of this Agreement, for any reason, is determined to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in complete force and effect as if this Agreement had been executed with the invalid portion of this Agreement eliminated.  It is hereby declared the intention of the parties that the parties would have executed the remaining portion of this Agreement without including any such portion which, for any reason, hereafter may be declared invalid.

Section 7.8  Captions and Interpretation.  Captions of the articles and sections of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms, conditions and provisions of this Agreement.  The language of this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language and as if that language had been prepared by both parties and not strictly for or against any party.  Each party has reviewed this Agreement.  The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

Section 7.9  Further Assurances. Each party shall take any and all action necessary, appropriate or advisable to execute and discharge such party's responsibilities and obligations created by the provisions of this Agreement and to further effectuate and carry out the intents and purposes of this Agreement and the relationship contemplated by the provisions of this Agreement.

Section 7.10  Number and Gender.  Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, limited liability company, political subdivision, organization, fraternal order, club, league, joint stock company, society, municipality, association, partnership, or other form of entity.

Section 7.11  Reservation of Rights. The failure of any party at any time hereafter to require strict performance by the other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms and conditions specified in this Agreement, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type.  None of the representations, warranties, covenants, conditions, provisions, and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of either party or such party's agents, officers or employees, and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to the non-waiving party specifying such waiver.  Each party reserves such party's rights to insist upon strict compliance with the provisions of this Agreement at all times.

Section 7.12  Time.  Time is of the essence of this Agreement and each and all of the provisions of this Agreement.

Section 7.13 Choice of Law.  This Agreement shall be deemed to have been entered into in the State of Nevada, and all questions concerning the validity, interpretation or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties, shall be governed by, and resolved in accordance with, the laws of the State of Nevada.

Section 7.14  Execution in Counterparts.  This Agreement shall be prepared in multiple copies and forwarded to each of the parties for execution.   All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement, and when all such copies are received, and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

Section 7.15  Survival of Covenants, Representations and Warranties.  All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter in to and execute this Agreement.  The representations, warranties, and covenants specified in this Agreement shall survive investigation by either party whether before or after the execution of this Agreement.

Section 7.16  Adjustment and Adjudication of Disputes.   The parties shall be free to bring all differences of interpretation and disputes arising in connection with this Agreement to the attention of each other at any time without prejudicing their harmonious relationship and operations hereunder, and the good offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, email, telephone, or personal meeting under friendly and courteous circumstances.  Any controversy, claim, or breach arising out of or relating to this Agreement which the parties are unable to resolve to their mutual satisfaction may be litigated or otherwise resolved in any court having jurisdiction thereof.

Section 7.17  Force Majeure.  (a)  If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, other than the obligation to make payments of money, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure."  The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable.
(b)  The requirement an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned.
(c)  The term "force majeure" as used herein shall be defined as and mean any act of God, strike, lockout or other industrial disturbance, act of the public enemy, war, act of terrorism, civil disturbance, blockade, public riot, lightening, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability or equipment, and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of the party claiming such suspension.

Section 7.18  Consent to Agreement.  By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party to this Agreement represents, warrants, and covenants that such party executes and delivers this Agreement of such party's  free will and under no threat, menace, coercion or diresque, whether economic or physical. Moreover, each party to this Agreement represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgement, without any representation, express or implied, of any kind from the other party to this Agreement, except as specifically expressed in this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.

EOS Inc.,
a Nevada corporation

By:__________________________
Its: President

By:___________________________
Its: Secretary

A.C. (USA) Inc.,
a ______________ corporation

By:__________________________
Its: President

By:___________________________
Its: Secretary

Schedule A
Company A:   A.C. (USA) INC.

Company B:   EOS INC.

A.C.(USA) INC., "Company A", grants to EOS INC., "the Distributor" or "Company B", the exclusive right, to promote, market, distribute, and sell the Products in Taiwan (R.O.C).
Company A is engaged in the business of manufacturing and selling those certain skin care products listed as follows. Company A shall sell to the Distributor the Products at the net prices specified more completely on the following table:

Product code	Name	Price(USD)

E-AC03	Hep Live	$56

E-AL06	Mei Li	$79

E-AM12	Mei Pex	$56

E-AS18	Shark 740	$56

E-AY01	Arthpower	$57

E-BA07	Acne Mask	$66

E-BH05	Hydrating Mask	$79

E-BL03	Levo-C	$165

E-BL04	Levo-H	$165

E-BW06	Whitening Mask	$66

Schedule B

Company A:  A.C. (USA) INC.

Company B:  EOS INC.

A.C.(USA) INC., "Company A", grants to EOS INC., "the Distributor" or "Company B", the exclusive right, to promote, market, distribute, and sell the Products in Taiwan (R.O.C). The geographic area so described, and as may be subsequently enlarged, reduced, or otherwise changed in area with the mutual consent of the parties hereto, shall be referred to in this Agreement as the "Territory."

Schedule C

Company A:  A.C. (USA) INC.

Company B:  EOS INC.

A.C.(USA) INC., "Company A", grants to EOS INC., "the Distributor" or "Company B", the exclusive right, to promote, market, distribute, and sell the Products in Taiwan (R.O.C). The payment term is "Due upon receipt".

Schedule D

Company A:  A.C. (USA) INC.

Company B:  EOS INC.

A.C.(USA) INC., "Company A", grants to EOS INC., "the Distributor" or "Company B", the exclusive right, to promote, market, distribute, and sell the Products in Taiwan (R.O.C). The shipping term is CIF.

25